Exhibit 23.1

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exhibit 23.1 - Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-91676 and Form S-8 333-146504) pertaining to the CACI $MART Plan of CACI International Inc of our report dated June 25, 2013, with respect to the financial statements and schedule of the CACI $MART Plan of CACI International Inc included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

McLean, Virginia

June 25, 2013